UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement

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☐	Definitive Information Statement

NATE’S FOOD CO.
(Name of Registrant as Specified in Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NATE’S FOOD CO.

15151 Springdale Street Huntington Beach, CA 92649

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF INFORMATION STATEMENT FOR NATE’s FOOD CO.

To the Shareholders of Nate’s Food Co.

NOTICE IS HEREBY GIVEN to you as a stockholder of Nate’s Food Co., a Colorado corporation (the “Company,” “we,” “us” or “our”), that you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to the matters described below. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a stockholder of the Company, you need not take any action.

By sending you this notice, we are notifying you that we are making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the full Information Statement on our website at http://www.natesfoodco.com. To view and print the Information Statement, click on the link of the appropriate information statement in order to open the document. You may request a paper copy or PDF via email of the Information Statement, free of charge, by contacting us in writing at 15151 Springdale Street Huntington Beach, CA 92649 or by calling (949) 341-1834. If you do not request a paper copy or PDF via email by February 10, 2021, you will not otherwise receive a paper or email copy. The Company’s most recent annual report and semiannual reports are available upon request, without charge, by contacting the Company at the address above. If you want to receive a paper copy of the Information Statement, you must request one. There is no charge to you for requesting a copy.

The materials available to shareholders on the Company’s website and by sending a request as described above include: (i) the Information Statement; (ii) the Company’s Annual Report for the fiscal year ending May 31, 2023, and (iii) the Company’s quarterly financial statements for fiscal year 2023-2024.

We are furnishing this notice and Information Statement to the holders of our common and preferred stock, as of January 26, 2024, in connection with the approval by written consent of the Company’s Board of Directors and holders of a majority of the issued and outstanding voting stock of the Company to amend the Articles of Incorporation: (1) to Amend the Articles of Incorporation to Reduce the Authorized Number of Common Shares from 6,500,000,000 to 4,000,000,000 upon completion of the initial closing of a jet fuel deal. In accordance with Rule 14c-2 promulgated under the Exchange Act, the above transactions will become effective no sooner than 40 days from the date the definitive Information Statement is available to shareholders.

The written consent that we received constitutes the only stockholder approval required for to approve the foregoing actions under the FBCA and, as a result, no further action by any other stockholder is required to approve the foregoing and we have not and will not be soliciting your approval of the same. This notice and the Information Statement shall constitute notice to you of the action by written consent in accordance with the FBCA and Rule 14c-2 promulgated under the Exchange Act.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On behalf of the Board of Directors,

/s/ Nate Steck
Name: Nate Steck
Chief Executive Officer and Chairman

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SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended

Nate’s Food Co.

15151 Springdale Street Huntington Beach, CA 92649

THIS INFORMATION STATEMENT IS FOR INFORMATION PURPOSES ONLY AND NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

A NOTICE OF THE INTERNET AVAILABILITY OF THIS INFORMATION STATEMENT IS BEING MAILED ON OR ABOUT [MAILING DATE] TO STOCKHOLDERS OF RECORD ON NOVREMBER 25, 2024.

GENERAL INFORMATION

This Information Statement (the “Information Statement”) has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.0001 per share (the “Common Stock”), of Nate’s Food Co., a Colorado Corporation (the “Company”), to notify such Stockholders that on or about January 25, 2024, the Company received written consents in lieu of a meeting of Stockholders from holders of 1,915,103 shares of voting securities (Series A preferred Stock) representing approximately 96% of the shares of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) to approve the reduction of the authorized  (the “Acquisition”).  The officers and directors are empowered to execute any additional documents that may be required.

On January 25, 2024, the Board of Directors of the Company approved to Amend the Articles of Incorporation to Reduce the Authorized Number of Common Shares from 6,500,000,000 to 4,000,000,000 upon completion of the initial closing of a jet fuel deal. The Majority Stockholders approved the amendment by written consent in lieu of a meeting on January 25, 2024. Accordingly, your consent is not required and is not being solicited in connection with the approval of the amending of the articles.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

Dated: January 26, 2024

For the Board of Directors of

Nate’s Food Co.

By:	/s/ Nate Steck
Nate Steck
Chief Executive Officer and Director

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this Information Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

RECOMMENDATION OF THE BOARD OF DIRECTORS

ACTIONS TO BE TAKEN

(1) APPROVAL AMENDMENT OF ARTICLES OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED COMMON SHARES

The Board and the Majority Stockholders have approved to Amend the Articles of Incorporation to Reduce the Authorized Number of Common Shares from 6,500,000,000 to 4,000,000,000 upon completion of the initial closing of a jet fuel deal.

Expected Effective Date

The company is required to wait 40 days from the filing of the Definitive 14C to file the Amended Articles of Incorporation.

Effects of Amendment

The Company will reduce the number of common shares that are authorized from the current 6,500,000,000 to 4,000,000,000.

Officers Empowered To Execute Documents

The officers are empowered to execute any documents required to file the Amended Articles of Incorporation. .

Proposals By Security Holders

No security holder has requested the Company to include any additional proposals in this Information Statement.

Tax Consequences

There are no federal tax consequences associated with this acquisition.

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INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1. any director or officer of our Company since June 1, 2023 being the commencement of our last completed financial year;

2. any proposed nominee for election as a director of our Company; and

3. any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are set forth below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” To our knowledge, no director has advised that he intends to oppose the Increase as more particularly described herein.

OUTSTANDING VOTING SECURITIES

The authorized capital stock of our company consists of 6,550,000,000 shares of capital stock, consisting of 6,500,000,000 shares of Common Stock and 50,000,000 shares of preferred stock.

Common Stock

The Company has 6,500,000,000 shares of common stock authorized, with 3,313,024,616 shares issued and outstanding as of January 25, 2024.

Series A Preferred Stock

The Company is authorized to issue 22,500,000 shares of series A Preferred Stock at a par value of $0.0001. The Series A Preferred Stock has voting rights equal to 20,000 votes for each 1 share of common stock owned. The Series A Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series A Preferred Stock.

As of January 25, 2024, 1,940,153 shares of series A Preferred Stock were issued and outstanding.

Series B Preferred Stock

The Company is authorized to issue 150,000 shares of Series B Preferred Stock at a par value of $0.0001. The Series B Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series B Preferred Stock. The Series B Preferred Stock converts into common stock at a ratio of 1:1,000 (which shall be increased to 3,000 as part of the Forward Split). However, the Series B Preferred Stock may not be converted for a period of 12 months from the date of issue.

As of January 25, 2024, 150,000 shares of Series B Preferred Stock were issued and outstanding.

Series C Convertible Preferred Stock

The Company is authorized to issue 250,000 shares of Series C Preferred Stock at a par value of $1. The Series C Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series C Preferred Stock. The Preferred Stock can be converted to common stock, at a conversion rate of 66 (which shall be increased to 99 after the Forward Split) common shares for each preferred stock.

As of January 25, 2024, 250,000 shares of Series C Preferred Stock were issued and outstanding.

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Series D Convertible Preferred Stock

The Company is authorized to issue 10,000,000 shares of Series D Preferred Stock at a par value of $0.0001. The Series D Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series D Preferred Stock. Beginning January 1, 2017, each holder of shares of Series D Preferred Stock may, at any time and from time to time, convert each of its shares of Series D Preferred Stock into a 15 (which increase to 45 as part of the forward split) of fully paid and nonassessable shares of common stock.

 As of January 25, 2024, 6,350,000 shares of Series D Preferred Stock were issued and outstanding.

Series E Preferred

The Company is authorized to issue 15,000,000 shares of series E Preferred Stock at a par value of $0.0001. The Series E Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series E Convertible Preferred Stock. Beginning October 1, 2016, each share of Series E Preferred Stock is convertible into 10 (which increase to 30 as part of the forward split) shares of common stock. From October 1, 2016 to October 1, 2018, holders of Series E Preferred Stock may at any time convert to shares of common stock, thereafter, the Company may elect to convert any outstanding stock at any time without notice to the shareholders.

As of January 25, 2024, 14,989,500 shares of Series E Preferred Stock were issued and outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s common stock owned on the Record Date by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

The following table lists, as at the date hereof, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock, of which there are none, and (ii) each officer and director of our Company. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 1, 2022, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group. Unless otherwise stated, the address for each beneficial owner is at 15151 Springdale Street Huntington Beach, CA 92649

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Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)(2)(3)(4)(5)(6)
Nate Steck 15151 Springdale St, Huntington Beach, CA 92649

6,974,000 Common Stock / Direct

957,552 Series A Preferred / Direct

21,292 Series B Preferred / Direct

47,807 Series C Preferred / Direct

1,000,000 Series D Preferred / Direct

1,196,000 Series E Preferred / Direct

0.18% 49.99% 14.2% 19.1% 16.6% 8.0%
Marc Kassoff 15151 Springdale St, Huntington Beach, CA 92649

5,296,000 Common Stock / Direct

957,551 Series A Preferred / Direct

52,970 Series B Preferred / Direct

47,807 Series C Preferred / Direct

1,000,000 Series D Preferred / Direct

1,196,000 Series E Preferred / Direct

0.16% 49.99% 35.3% 19.1% 16.6% 8.0%
Timothy Denton 15151 Springdale St, Huntington Beach, CA 92649

5,000,000 Common Stock / Direct

    25 Series A Preferred / Direct

20,419 Series B Preferred / Direct

47,806 Series C Preferred / Direct

1,000,000 Series D Preferred / Direct

1,196,000 Series E Preferred / Direct

0.16% - 13.6% 19.1% 16.6% 8.0%

Directors and Executive Officers as a Group	17,270,000 Common Stock 1,915,128 Series A Preferred 94,681 Series B Preferred 143,420 Series C Preferred 3,000,000 Series D Preferred 3,588,000 Series E Preferred	0.545% 99.99% 63.1% 57.4% 50.0% 23.9%

Jeremy Kaplan 15151 Springdale St, Huntington Beach, CA 92649

    5,000,000 Common Srock /Direct

    25 Series A Preferred / Direct

20,469 Series B Preferred / Direct

47,806 Series C Preferred / Direct

1,000,000 Series D Preferred / Direct

1,196,000 Series E Preferred / Direct

0.16% - 13.6% 19.1% 16.6% 8.0%

*represents an amount less than 1%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock outstanding on January 25, 2024. As of January 25, 2024, there were  3,313,024,616 shares of our Company’s common stock issued and outstanding.

(2)

Our Company is authorized to issue 2,000,000 shares of Series A Preferred Stock, par value $0.0001. As of May 31, 2023, there were 1,940,153 shares of our Company’s Series A Preferred Stock issued and outstanding.

(3)

Our Company is authorized to issue 150,000 shares of Series B Preferred Stock, par value $0.0001. As of May 31, 2023, there were 150,000 shares of our Company’s Series B Preferred Stock issued and outstanding.

(4)

Our Company is authorized to issue 250,000 shares of Series C Preferred Stock, par value $1.00. As of May 31, 2023, there were 250,000 shares of our Company’s Series C Preferred Stock issued and outstanding.

(5)

Our Company is authorized to issue 10,000,000 shares of Series D Preferred Stock, par value $0.0001. The Series D Preferred Stock is convertible into shares of our common stock. As of May 31, 2023, and there were 6,000,000 shares of our Company’s Series D Preferred Stock issued and outstanding. Of the Series D Preferred Stock outstanding, 3,000,000 are held by our directors or officers and upon conversion, no current holder of the Series D Preferred Stock would be a beneficial owner of 5% or more of our common stock.

(6)

Our Company is authorized to issue 15,000,000 shares of Series E Preferred Stock, par value $0.0001. As of May 31, ,2023, there were 14,989,500 shares of our Company’s Series E Preferred Stock issued and outstanding. Of the Series E Preferred Stock outstanding, 3,588,000 are held by our directors and officers. Upon conversion no current holder of the Series E Preferred stock would be a beneficial owner of 5% or more of our common stock.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Other than as described in the notes to the table, we believe that all persons named in the table have sole voting and investment power with respect to shares beneficially owned by them. All share ownership figures include shares issuable upon exercise of options or warrants exercisable within 60 days of February ___, 2022, which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person.

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DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under, Colorado Corporate Law, the Company’s Articles of Incorporation consistent with above, or Bylaws to dissent from any of the provisions adopted in the Amendment.

ANTI-TAKEOVER EFFECTS OF THE PROPOSED INCREASE

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device. Although the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device, it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders. For example, shares of authorized and unissued common stock could (within the limits imposed by applicable law) be issued in one or more transactions that would discourage persons from attempting to gain control of the Company, by diluting the voting power of shares then outstanding. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Each of these, together with other anti-takeover provisions in our charter documents and provided by Colorado law, could potentially limit the opportunity for the Company’s stockholders to dispose of their stock at a premium.

The Company’s articles of incorporation and by-laws do not presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s articles of incorporation or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device or to secure management’s positions within the Company.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Annual Report on Form 10-K for the year ended May 31, 2023; and

2.	Quarterly Report on Form 10-Q for the quarter ended November 30, 2023; and

3.	Management’s Discussion and Analysis included in Form 10-Q for quarter ended November 30, 2023; and

4.	Changes in and Disagreements with Accountants included in Form 10-Q for quarter ended November 30, 2023.

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The Company shall provide, without charge, to each person to whom an Information Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one (1) business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in the Information Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Information Statement incorporates), and the address and telephone numbers to which such a request is to be directed. Shareholders sharing the same address will receive one copy from the company.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement, which describes the purpose and effect of the above action. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our Stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Nate’s Food Co. has duly caused this report to be signed by the undersigned hereunto authorized.

Nate’s Food Co.

By:	/s/ Nate Steck
Nate Steck
CEO and Chairman

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